Exhibit 2.2

FIRST AMENDMENT
TO THE
AGREEMENT AND PLAN OF MERGER
dated as of
October 2, 2009
among
NEW QUEST HOLDINGS CORP.,
QUEST RESOURCE CORPORATION,
QUEST MIDSTREAM PARTNERS, L.P.,
QUEST ENERGY PARTNERS, L.P.,
QUEST MIDSTREAM GP, LLC,
QUEST ENERGY GP, LLC,
QUEST RESOURCE ACQUISITION CORP.,
QUEST ENERGY ACQUISITION, LLC,
QUEST MIDSTREAM HOLDINGS CORP.
and
QUEST MIDSTREAM ACQUISITION, LLC

FIRST AMENDMENT
TO THE
AGREEMENT AND PLAN OF MERGER
     FIRST AMENDMENT dated as of October 2, 2009 (this “Amendment”) to the Agreement and Plan of Merger (the “Original Agreement”) dated as of July 2, 2009, is by and among New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Midstream Partners, L.P., a Delaware limited partnership, Quest Energy Partners, L.P., a Delaware limited partnership, Quest Midstream GP, LLC, a Delaware limited liability company, Quest Energy GP, LLC, a Delaware limited liability company, Quest Resource Acquisition Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco, Quest Energy Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QRC, Quest Midstream Holdings Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco, and Quest Midstream Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QRC. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Original Agreement.
RECITALS
     WHEREAS, the parties to the Original Agreement wish to amend the Original Agreement pursuant to Section 11.5 thereof, and the respective Board of Directors of such parties have approved and adopted this Amendment; and
     WHEREAS, the parties to the Original Agreement (other than the QMLP Parties) wish to consent to (i) the declaration and payment by the QMLP Parties of a pro-rata dividend on the QMLP Common Units of 255,614 additional QMLP Common Units (the “Unit Dividend”) so that, after giving effect to the Unit Dividend and the issuance of 4,063 QMLP Common Units to a QMLP employee on October 1, 2009 on a net exercise basis, the number of issued and outstanding QMLP Common Units as of the date hereof shall equal 8,655,920, and (ii) the proportionate adjustments of outstanding rights held by QMLP employees, directors and others to acquire Common Units in connection therewith (which shall result in 3,385 additional Common Units being issuable pursuant thereto) (the “Adjustments” and, together with the Unit Dividend, the “Additional Unit Issuances”), all of which rights were disclosed in Section 7.3(a) of the QMLP Disclosure Letter, so that after giving effect to the Adjustments and the issuance of QMLP Common Units to the QMLP employee on October 1, 2009 as described above, the number of QMLP Common Units to be issued upon the vesting of outstanding rights held by QMLP employees, directors and others to acquire Common Units on the date hereof is 114,635;
     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and in the Original Agreement, the parties hereto hereby agree as follows:

1.	Glossary of Defined Terms in the Original Agreement
     In the Glossary of Defined Terms, the references to the definitions of “Certificates of Conversion,” “Conversions,” “QMLLC,” “QMLP Certificate of Conversion,” “QMLP Conversion” and “QMLP Conversion Time” are deleted in their entirety.
2.	Preamble to the Original Agreement
     The Preamble to the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of July 2, 2009, is by and among New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), Quest Midstream GP, LLC, a Delaware limited liability company (“QMGP”), Quest Energy GP, LLC, a Delaware limited liability company (“QEGP”), Quest Resource Acquisition Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QRC Merger Sub”), Quest Energy Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QRC (“QELP Merger Sub”), Quest Midstream Holdings Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QMHC”), and Quest Midstream Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QRC (“QMLP Merger Sub”). QMHC, QRC Merger Sub, QELP Merger Sub and QMLP Merger Sub are sometimes referred to herein collectively as the “Merger Subs” and each a “Merger Sub.””
3.	Recitals of the Original Agreement
     In clause (iv) of the third recital of the Original Agreement, the reference to “Holdco” is hereby changed to “the QRC Surviving Entity.”
     The fourth recital of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “WHEREAS, the board of directors of QMGP, acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the QMLP Merger are advisable, fair to and in the best interests of QMLP and the holders of QMLP Common Units (other than QMGP and its affiliates), (ii) approved the execution and delivery of this Agreement by QMLP and QMGP and the execution and delivery of the Support Agreement by QMLP, (iii) recommended approval and adoption of this Agreement and the QMLP Merger by the holders of QMLP Common Units (other than QMGP and its affiliates), as a class, and the holders of the QMLP Subordinated Units, as a class, and (iv) determined that the QMGP Merger is in the best interests of QMGP, approved the QMGP Merger and recommended approval of the QMGP Merger by the holders of the outstanding QMGP Units;”

     In the fifth recital of the Original Agreement, clause (iv) is hereby deleted in its entirety, the reference to “, and” immediately before clause (iv) is hereby deleted, and “and” is hereby added immediately before “(iii).”
4.	Section 1.3 of the Original Agreement
     Section 1.3(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware LP Act and the Delaware LLC Act, at the Effective Time, QMLP shall be merged with and into QMLP Merger Sub (the “QMLP Merger”), and the separate existence of QMLP shall thereupon cease. QMLP Merger Sub shall be the surviving entity in the QMLP Merger (sometimes referred to herein as the “QMLP Surviving Entity” and, together with the QRC Surviving Entity and the QELP Surviving Entity, the “Surviving Entities”). The QMLP Merger shall have the effects specified herein and in the Delaware LP Act and the Delaware LLC Act.”
     Section 1.3(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(b) As soon as practicable following the satisfaction or waiver (subject to Applicable Laws) of the conditions set forth in this Agreement, at the Closing, QMLP Merger Sub shall cause a properly executed certificate of merger (the “QMLP Certificate of Merger”) meeting the requirements of Section 17-211 of the Delaware LP Act and Section 18-209 of the Delaware LLC Act to be filed in accordance with such sections. The QMLP Merger shall become effective at the Effective Time, which shall be designated in the QMLP Certificate of Merger as the effective time of the QMLP Merger.”
     Section 1.3(d) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(d) At the Effective Time, by virtue of the QMLP Merger, (i) the issued and outstanding general partner units of QMLP (the “QMLP GP Units”) held by QMGP shall be converted into a number of validly issued, fully paid and nonassessable shares of Holdco Common Stock equal to the product obtained by multiplying (x) the number of shares of Holdco Common Stock issuable pursuant to Section 1.3(c) by (y) 0.30612% (the “QMLP GP Exchange Ratio” and, together with the QMLP Exchange Ratio, the “QMLP Ratios”), rounded up to the nearest whole share of Holdco Common Stock, and (ii) the issued and outstanding membership interests in QMLP Merger Sub shall remain as the sole issued and outstanding membership interests in QMLP Surviving Entity.”
     The reference to “, QMHC” in the first sentence of Section 1.3(e) of the Original Agreement is hereby deleted.

5.	Section 1.4 of the Original Agreement
     The reference to “Holdco” in the first sentence of Section 1.4(a) of the Original Agreement is hereby changed to “the QRC Surviving Entity.”
6.	Section 1.5 of the Original Agreement
     Section 1.5 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
          “Section 1.5 [Reserved].”
7.	Section 1.6 of the Original Agreement
     Section 1.6(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware LLC Act, at the QMGP Effective Time, QMGP shall be merged with and into the QMLP Surviving Entity (the “QMGP Merger”), and the separate existence of QMGP shall thereupon cease. The QMLP Surviving Entity shall be the surviving entity in the QMGP Merger. The QMGP Merger shall have the effects specified herein and in the Delaware LLC Act.”
     Section 1.6(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(b) At the Closing, the QMLP Surviving Entity shall cause a properly executed certificate of merger (the “QMGP Certificate of Merger”) meeting the requirements of Section 18-209 of the Delaware LLC Act to be filed in accordance with such section. The QMGP Merger shall become effective at the time designated in the QMGP Certificate of Merger as the effective time of the QMGP Merger, which shall be on the Closing Date and promptly following the Effective Time (the “QMGP Effective Time”).”
     The reference to “QRC Surviving Entity” in the first sentence of Section 1.6(d) of the Original Agreement is hereby changed to “QMLP Surviving Entity.”
8.	Section 1.7 of the Original Agreement
     Section 1.7(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware LLC Act, at the QEGP Effective Time, QEGP shall be merged with and into the QELLC (the “QEGP Merger” and, together with the QRC Merger, the QELP Merger, the QMLP Merger and the QMGP Merger, the “Mergers”), and the separate existence of QEGP shall thereupon cease. QELLC shall be the surviving entity in the QEGP Merger. The QEGP Merger shall have the effects specified herein and in the Delaware LLC Act.”
     Section 1.7(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “(b) At the Closing, QELLC shall cause a properly executed certificate of merger (the “QEGP Certificate of Merger” and, together with the QRC Certificate of Merger, the QELP Certificate of Merger, the QMLP Certificate of Merger and the QMGP Certificate of Merger, the “Certificates of Merger”) meeting the requirements of Section 18-209 of the Delaware LLC Act to be filed in accordance with such section. The QEGP Merger shall become effective at the time designated in the QEGP Certificate of Merger as the effective time of the QEGP Merger, which shall be on the Closing Date and promptly following the QELP Conversion Time (the “QEGP Effective Time”).”
9.	Section 2.1 of the Original Agreement
     Section 2.1 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
     “Section 2.1 Limited Liability Company Agreement of QELLC. On or prior to the Closing Date, each of QRC, QELP and QMLP shall agree on the form of limited liability company agreement to be used for QELLC in the QELP Conversion, such agreement not to be unreasonably withheld.”
10.	Section 3.1 of the Original Agreement
     In clause (a) of Section 3.1 of the Original Agreement, the reference to “Edward Russell” is hereby changed to “Gabriel Hammond.”
11.	Addition of New Section 4.5 to the Original Agreement
     Article 4 of the Original Agreement is hereby amended by adding the following as a new Section 4.5:
     “Section 4.5 Effect on Holdco Common Stock Held by QRC. At the Effective Time, each share of Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, each share of Holdco Common Stock held by QRC or the QRC Surviving Entity shall be cancelled by Holdco without payment therefor.”
12.	Section 5.19 of the Original Agreement
     In the third sentence of Section 5.19 of the Original Agreement, clause (iv) is hereby deleted in its entirety, the reference to “, and” immediately preceding clause (iv) is hereby deleted, and “and” is hereby added immediately before clause (iii).

13.	Section 5.20 of the Original Agreement
     In Section 5.20 of the Original Agreement, clause (b) is hereby deleted in its entirety, the reference to “and” immediately preceding clause (b) is hereby deleted, and the reference to “(a)” is hereby deleted.
14.	Section 6.19 of the Original Agreement
     In clause (iv) of the last sentence of Section 6.19 of the Original Agreement, the reference to “Holdco” is hereby changed to “the QRC Surviving Entity.”
15.	Section 6.20 of the Original Agreement
     In clause (b) of Section 6.20 of the Original Agreement, the reference to “Holdco” is hereby changed to “the QRC Surviving Entity.”
16.	Section 7.19 of the Original Agreement
     Clause (iv) of Section 7.19 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
  “(iv) determined that the QMGP Merger is in the best interests of QMGP, approved the QMGP Merger and recommended approval of the QMGP Merger by the holders of the outstanding QMGP Units.”
17.	Section 7.20 of the Original Agreement
     Clause (b) of Section 7.20 of the Original Agreement is hereby deleted in its entirety and the reference to “and (c)” is changed to “and (b).”
18.	Section 8.13 of the Original Agreement
     The first sentence of Section 8.13(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:
“For a period of six years after the Effective Time, Holdco shall cause to be maintained officers’ and directors’ liability insurance covering all officers and directors of QRC, QELP and QMLP who are, or at any time prior to the Effective Time were, covered by the existing officers’ and directors’ liability insurance policies of QRC, QELP or QMLP (“Existing D&O Insurance”) on terms substantially no less advantageous to such persons than such existing insurance, provided that Holdco shall not be required to pay annual premiums in an aggregate amount in excess of 300% of the aggregate amount of the last annual premiums paid by QRC, QELP and QMLP prior to the date hereof with respect to the Existing D&O Insurance (the amount of which premiums is set forth in Section 8.13 of the applicable Disclosure Letter) in connection with procuring such insurance (it being understood and agreed that if such 300% cap is met, Holdco shall purchase as much coverage for the officers and directors who were the beneficiaries of the Existing D&O Insurance as is reasonably practicable for such amount).”

19.	Consent to Unit Dividend
     The parties to the Original Agreement (other than the QMLP Parties) hereby consent to the declaration and payment by the QMLP Parties of the Unit Dividend and the making of the Adjustments.
20.	Representation and Warranties of the QMLP Parties
     The QMLP Parties, jointly and severally but subject to Section 11.1 of the Original Agreement, hereby represent and warrant to QRC and QELP (a) that, as of the date of this Amendment and after giving effect to the Additional Unit Issuances, (i) the issued and outstanding partnership interests of QMLP consisted of 8,655,920 QMLP Common Units, 35,134 Class A QMLP Subordinated Units, 4,900,000 Class B QMLP Subordinated Units, 276,531 QMLP GP Units and the QMLP Incentive Distribution Rights and (ii) the number of QMLP Common Units to be issued upon the vesting of outstanding rights held by QMLP employees, directors and others to acquire Common Units on the date hereof is 114,635 and (b) with respect to the change in structure of the QMLP Merger contemplated by this Amendment, as to the matters set forth in Section 7.6 of the Original Agreement. The parties hereto acknowledge and agree that (1) the representations and warranties of the QMLP Parties set forth in (x) clause (a) of the immediately preceding sentence and (y) clause (b) of the immediately preceding sentence solely with respect to the matters set forth in clause (i) of Section 7.6(a) of the Original Agreement shall be considered QMLP Specified Warranties for purposes of Section 9.2(b)(ii) and Section 9.3(b)(ii) of the Original Agreement and (2) the representations and warranties of the QMLP Parties set forth in clause (b) of the immediately preceding sentence (other than with respect to the matters set forth in clause (i) of Section 7.6(a) of the Original Agreement) shall be considered “representations and warranties of the QMLP Parties set forth in this Agreement” for purposes of Section 9.2(b)(iii) and Section 9.3(b)(iii) of the Original Agreement.
21.	Acknowledgement
     In reliance on the representations and warranties of the QMLP Parties set forth in clause (a) of the first sentence of Section 20 of this Amendment, each of QRC and QELP acknowledge and agree that the fact that Section 7.3(a) of the Original Agreement provided that there were 8,655,243 QMLP Common Units outstanding as of the date of the Original Agreement when in fact there were 8,396,243 Common Units outstanding as of the date of the Original Agreement is not a material breach of the representation and warranty set forth in Section 7.3(a) of the Original Agreement.
22.	Other Terms of the Original Agreement
     Except as otherwise expressly set forth in this Amendment, all the provisions of the Original Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Original Agreement to “this Agreement” shall be read as references to the Original Agreement, as amended by this Amendment, but references to the date of the Original Agreement therein shall remain references to July 2, 2009.

23.	Counterparts
     This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
24.	Headings
     Headings of the Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
25.	Governing Law
     This Amendment and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective representatives thereunto duly authorized as of the date first written above.

NEW QUEST HOLDINGS CORP.

By:	/s/ David Lawler

David Lawler President

QUEST RESOURCE CORPORATION

By:	/s/ David Lawler

David Lawler President and Chief Executive Officer

QUEST MIDSTREAM PARTNERS, L.P.

By:	Quest Midstream GP, LLC, its General Partner

By:	/s/ David Lawler

David Lawler President and Chief Executive Officer

QUEST ENERGY PARTNERS, L.P.

By:	Quest Energy GP, LLC, its General Partner

By:	/s/ Gary Pittman

Gary Pittman Chairman of the Board of Directors of Quest Energy GP, LLC
Signature page to First Amendment to the
Agreement and Plan of Merger

QUEST MIDSTREAM GP, LLC

By:	/s/ David Lawler

David Lawler President and Chief Executive Officer

QUEST ENERGY GP, LLC

By:	/s/ Gary Pittman

Gary Pittman Chairman of the Board of Directors of Quest Energy GP, LLC

QUEST RESOURCE ACQUISITION CORP.

By:	/s/ David Lawler

David Lawler President

QUEST ENERGY ACQUISITION, LLC

By:	Quest Resource Corporation, its Sole Member

By:	/s/ David Lawler

David Lawler President and Chief Executive Officer

QUEST MIDSTREAM HOLDINGS CORP.

By:	/s/ David Lawler

David Lawler President
Signature page to First Amendment to the
Agreement and Plan of Merger

QUEST MIDSTREAM ACQUISITION, LLC

By:	Quest Resource Corporation, its Sole Member

By:	/s/ David Lawler

David Lawler President and Chief Executive Officer
Signature page to First Amendment to the
Agreement and Plan of Merger